Exhibit 23.3

Consent of Independent Auditors

We consent to the inclusion by reference in Amendment No. 1 to the registration statement (No. 333-275706) on Form F-4 of OpSec Holdings of our report dated October 6, 2023, with respect to the consolidated financial statements of Zacco A/S as of December 31, 2022 and 2021, included herein.

/s/ KPMG P/S

KPMG P/S